EXHIBIT 10.11
INDIVIDUAL INDEFINITE EMPLOYMENT AGREEMENT EXECUTED BY THE PARTY OF KANSAS CITY SOUTHERN DE MEXICO, FORMERLY TFM, S.A. DE C.V. (HEREINAFTER TO BE REFERRED TO AS THE “COMPANY”), REPRESENTED HEREIN BY MR. VICTOR MANUEL HUACUJA LEYZAOLA, AND BY THE PARTY OF MR. MANUEL VIRGILIO ZULAICA LOPEZ (HEREINAFTER TO BE REFERRED TO AS THE “EMPLOYEE”), APPEARING ON HIS OWN BEHALF, IN ACCORDANCE WITH THE FOLLOWING DECLARATIONS AND CLAUSES:
D E C L A R A T I O N S
I.	The “COMPANY” hereby declares:

a)	To be a variable capital corporation, duly constituted in accordance with Mexican law.

b)	That under the company charter, the “COMPANY” has the capacity to enter into this agreement.

c)	That their address is that located at Montes Urales #625, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, Mexico City, Mexico, 11000.

d)	That the “COMPANY” requires the services of a qualified Employee that has the know-how required to perform the duties of the position of Vice-President of Operations.

II.	The “EMPLOYEE” hereby declares:

a)	To bear the name as written herein.

b)	To be of Mexican nationality.

c)	To be 39 (Thirty-Nine) years of age.

d)	To be married.

e)	To be male.

f)	That their address is that located at Cerro de la Silla 4688-A Col. Residencial Mirador, Monterrey, N.L. 64900, and also states that in the event of any change of address to that indicated herein, the “EMPLOYEE” shall be obligated to so notify the “COMPANY” in writing within a maximum period of five days from the date of the change of address, with the understanding that failure to do so shall result in the previous address provided being recognized as that authorized for all corresponding legal purposes resulting from this Employment Agreement and specifically those stipulated by Articles 47 and 991 of the Federal Labor Law.

g)	To be familiar with the business of the “COMPANY”, which on occasion may provide services to other affiliate and/or subsidiary companies of TFM, S.A. de C.V., and the “EMPLOYEE” acknowledges these relationships and agrees to execute tasks for same, however the “EMPLOYEE” recognizes that their sole employer is the “COMPANY”.

h)	To have the abilities and the experience required to render their personal services to the “COMPANY” with regards to the position subject of the present and to not hold any criminal record to date, being legally authorized to perform their respective duties on signing hereunder;

i)	To have read, understood, and to be aware of all internal regulations applicable to the officers of the “COMPANY”.

On the merit of the declaratory statements above, the parties hereby agree to govern the present relationship of contractual employment in accordance with the following:
C L A U S E S
FIRST. “THE DURATION OF THIS AGREEMENT”. This Employment Agreement shall be executed for an indefinite period and may only be amended, suspended, rescinded, or terminated by the mutual agreement of the parties or under the terms set forth by the Federal Labor Law, and applicable regulations. The “EMPLOYEE” shall assume their duties as Vice-President of Operations for the “COMPANY” on January 1, 2006. The date of May 15, 2000 is hereby recognized for the purposes of the calculation of seniority. In the event the “COMPANY” terminates this Employment Agreement without just cause, the “COMPANY” and the “EMPLOYEE” hereby agree that the sole obligation of the “COMPANY” shall be to pay the “EMPLOYEE” a severance amount equal to one year base salary and any additional payment made to the “EMPLOYEE” as severance under the terms of the Federal Labor Law, respective applicable regulations, and this agreement, shall be included in the aforementioned severance amount of one year base salary, with the understanding that in the event the payment of one year’s salary were to represent an amount less than that awarded by the benefits conceded by law, the employee shall receive payment for said difference, without this in any manner being considered payment of lost wages, as said payment will be made on the date of termination.
SECOND. “PLACE OF WORK”. The “EMPLOYEE” shall render their services to the “COMPANY” at any “COMPANY” establishment or wherever their services may be required, according to the orders so issued by the representatives for the “COMPANY” and for which the “EMPLOYEE” shall be obligated to perform their duties at any establishment as required or wherever the “COMPANY” conducts operations, including Mexico City and Monterrey. The “COMPANY” has the right to change the place of work at any time, on prior notice and agreement between the parties.
THIRD. “THE WORK WEEK”. Due to the nature of the functions of the position the “EMPLOYEE” will hold, considered to be an executive position, the work week shall be subject to the operating needs of the “COMPANY”, in accordance with the terms of the Federal Labor Law.
FOURTH: “THE SERVICES RENDERED”. The “EMPLOYEE” shall render their personal and subordinate services to the “COMPANY” at the level and in the position of Vice-President of Operations and the “EMPLOYEE” hereby agrees to render these services subordinate, at all times, to the instructions of the Chief Executive Officer, the Company Board of Directors, the Executive Committee of the Board of Directors, and/or any other person or body so designated by the Company Board of Directors, the duties of the position including the following:
a)	To be responsible for the oversight and supervision of the execution of all Company activities and operations, as so required, with the understanding that the Employee shall also be obligated to perform all similar and/or related activities, all activities in relation to commercial and/or industrial practices, and any and all other activities that may be required or beneficial for the advancement of the objectives and purposes of the Company.
b)	Dedicate the whole of their work time to the execution of the activities required of the position, and to refrain from conducting any other business activity or activity for profit while employed by the Company without the prior, written, consent of the Company Board of Directors.
c)	The Employee shall, during the time they hold their position, act in a responsible manner, observing all applicable Company policies and all instructions issued by the Company Board of Directors and/or superior Officers, and shall also observe all applicable legislation and direct their subordinates to act in a similar manner.

f) [sic] The services will be rendered principally at the Company offices located at Avenida Manuel L. Barragán No. 4850 North, Col. Hidalgo, Monterrey, Nuevo León, Mexico, 64281; or in any other location where the Company holds their main offices or at the offices of any company affiliate or any company where the “COMPANY” holds shareholdings or business relationships; however, the “COMPANY” shall, at all times, be the beneficiary and party responsible for the relationship subject of the present; and the “EMPLOYEE” hereby acknowledges the “COMPANY” as their sole employer, therefore an essential element of the functions performed by the “EMPLOYEE” shall be to inform the “COMPANY” of their activities.
Independent of the foregoing, the “EMPLOYEE” shall perform all those activities derived from and related to, but not limited to, the primary obligations of their position and also any and all tasks related or similar to their primary obligation, even when these must be performed outside of the place of work, this without affecting the amount of the salary received.
In the event that resulting from the services the “EMPLOYEE” renders to the “COMPANY”, powers of attorney are to be granted to the “EMPLOYEE”, this shall not, under any circumstance, imply the existence of any relationship of employment between the “EMPLOYEE” and the company or companies that may grant said powers, as the “EMPLOYEE” hereby expressly acknowledges that their sole relationship of employment shall be with the “COMPANY”, which the “EMPLOYEE” hereby recognizes as their sole employer.
The “EMPLOYEE” shall render their services to the “COMPANY” subordinate to and under the direction of same or representatives for the “COMPANY”, in all matters regarding their position; the “EMPLOYEE” shall perform their duties with the care and dedication expected of the position, in the manner, at the location, and during the hours so agreed upon, the “COMPANY” retaining the right to amend the obligations of the “EMPLOYEE”, without affecting their respective conditions of employment, specifically in terms of salary.
FIFTH. “VACATION TIME, VACATION BONUS, AND END OF THE YEAR BONUS”. The “EMPLOYEE” shall have the right to 15 (fifteen) days vacation time annually. Vacation days are annual and cannot, under any circumstance, be accumulated.
The “COMPANY” and the “EMPLOYEE” shall jointly determine the dates the “EMPLOYEE” may take their annual vacation time; the “EMPLOYEE” shall also have the right to rest on statutory holidays, as stipulated by Article 74 of the Law in reference, and shall also have weekly days off, these preferably being Saturday and Sunday of each week.
The “EMPLOYEE” shall have the right to receive a vacation bonus equal to 50% of the number of vacation days corresponding each year and this amount shall be paid annually on the date on which the “EMPLOYEE” completes a year of service.
The “EMPLOYEE” shall have the right to receive an annual end of the year bonus, as stipulated by Article 87 of the Federal Labor Law, equal to 30 (THIRTY) days salary, based on their daily wage, amount that shall be paid during the month of December.
SIXTH. “TRAINING”. The “EMPLOYEE” is obligated to receive training in accordance with the courses established in the training plans and programs duly authorized by the Ministry of Labor and Social Welfare, under the terms of the Fourth Title, Chapter III ii of the Federal Labor Law. The “EMPLOYEE” is obligated to be punctual and to attend all courses, group sessions, and any and all other activities that form part of the training process and to also actively participate in same and to present evaluations and examinations, accordingly, under the terms of Article 153-H of the Federal Labor Law.

SEVENTH. “SALARY”. “THE EMPLOYEE” shall receive a monthly gross salary of US $19,445.00 (Nineteen Thousand Four Hundred and Forty-Five 00/100 US Dollars) following the deduction of all taxes corresponding to said amount, in accordance with the rate of exchange in effect on the date of payment and Mexican tax legislation, and the net salary amount shall be paid on the 15th day of each month, at the address of the “COMPANY” or at the location mutually agreed upon by the parties. The “COMPANY”, through the Board or the Executive Committee, shall review and set the salary of the Vice-President of Operations, considering market studies (prepared by Towers Perrin or any other consultant) and the preparation of the budget for the next year. The aforementioned salary shall include payment for the seventh day and that corresponding to statutory holidays, and also the proportionate amount corresponding to the weekly days off, in accordance with the terms of the Federal Labor Law, and shall also include any and all other benefits so corresponding as stipulated by the Federal Labor Law or specific regulations applicable to the “COMPANY” by reason of their operations.
Due to the nature of the functions to be performed by the “EMPLOYEE”, and at the request of same, the “COMPANY” shall pay the corresponding salary through bank deposits and the “EMPLOYEE” shall be obligated to sign all receipts and/or administrative controls presented by the “COMPANY”, it is therefore hereby agreed that the bank deposit receipts issued shall be accepted as equivalent to payment receipts, regardless of whether these are signed by the “EMPLOYEE”.
EIGHTH. The parties hereby agree that the “EMPLOYEE” shall be required to issue the “COMPANY” a written receipt for all remunerations the “EMPLOYEE” has the right to receive, which detail the monies received and the deductions expressly accepted by the “EMPLOYEE” and bearing their signature, and be issued for each pay period, noting that in the event no extra hours appear on the receipt, this would be because the “EMPLOYEE” did not work said hours, in compensation the “EMPLOYEE” receives all benefits to which they are entitled, therefore any clarification or doubt must be presented prior to signing the corresponding receipt.
NINTH. “MEDICAL EXAMINATIONS”. The “EMPLOYEE” is hereby obligated, under the terms of Article 134, section X, of the Federal Labor Law, to submit to any and all medical certifications and/or examinations required by the “COMPANY”, and also to those corresponding under Health and Hygiene Regulations.
TENTH. “CONFIDENTIALITY”. The “EMPLOYEE” hereby acknowledges that due to the nature of the services subject of this agreement, the “EMPLOYEE” will have access to confidential information, manufacturing secrets, and the operating and commercial aspects of the “COMPANY” considered to be industrial secrets; therefore the “EMPLOYEE” is hereby obligated to not disclose or reveal this information to any third party, unless the representatives for the “COMPANY” have so authorized, in writing. In the event of any non-compliance with this Clause, the “EMPLOYEE” shall be sanctioned accordingly.
ELEVENTH. “INVENTIONS”. The “EMPLOYEE” hereby expressly agrees that any discovery, invention, or improvement to same, or any other technological know-how the “EMPLOYEE” receives or contributes through the activities the “EMPLOYEE” performs either individually or as a group during the execution of their tasks for the “COMPANY”, shall become the sole property of the “COMPANY”. Therefore, the “EMPLOYEE” does not reserve the right or any action with regards to the use and/or exploitation of the aforementioned discovery, invention, or technological know-how, as the activities of the “EMPLOYEE” are remunerated under the salary paid on the position for which the “EMPLOYEE” is contracted, therefore the “EMPLOYEE”, with the “COMPANY”, is required to carry out any and all processes and formalities corresponding in adherence of the Law, in order to obtain the respective registry, which shall be in the name of the “COMPANY” so that the “COMPANY” may protect and/or exploit the aforementioned industrial property rights, for which, the “EMPLOYEE” hereby promises to sign any document and to execute any and all actions of a legal nature as so required.
TWELFTH. “JURISDICTION AND INTERPRETATION”. Any matter not foreseen in this agreement shall be subject to the provisions set forth by the Federal Labor Law and Applicable Provisions; therefore, the parties hereby expressly submit the interpretation of this agreement and any dispute regarding same to the authority of the Board of Arbitration and Conciliation corresponding by reason of residence or location where the services are rendered.
Having read this Agreement, the parties acknowledge the content and the obligations acquired under same and sign hereunder of their own free will in Monterrey, Nuevo León, Mexico, on October 1, 2005.
The “COMPANY”
Kansas City Southern de México, formerly TFM, S.A. de C.V.

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By: Mr. Victor M. Huacuja Leyzaola
Position: Vice-President of Human Resources
The “EMPLOYEE”
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Mr. Manuel Virgilio Zulaica López

January 1, 2006
Mexico City, Mexico
Mr. Manuel Virgilio Zulaica López
In addition to the benefits that appear in the Individual Employment Agreement with start date of January 1, 2006, you will have the right to receive:
1. BONUSES. In addition to your salary, you may receive a Performance Bonus, which, when applicable, will be determined based on your department meeting the goals of the “COMPANY”, and on the evaluation conducted by the Board of Directors, in accordance with current company policy each year. The Board of Directors set the goals each year as “Minimum”, “Objective”, and “Maximum”. In the event the Company reaches the Objective Goal, the Performance Bonus for the Vice-President level cannot be greater than 35% of the annual base salary amount. The Company must reach the Minimum Goal in order to receive the Performance Bonus. The Board of Directors will determine the Performance Bonus based on results obtained between the Minimum and Objective Goals and for the Maximum Goal and better. The Performance Bonus will be paid annually provided the respective terms and conditions are met.
The Company will pay the bonus in reference through bank deposit, to the bank account you provide for said purpose; and you will be required to sign the corresponding receipt, it is therefore hereby agreed that the bank deposit receipts issued shall be accepted as equivalent to payment receipts, regardless of whether these are signed by you.
2. CAR. You will be provided with an executive car to assist you in the performing of your duties, and you will receive quarterly payments to help defray the costs of gasoline and services, in accordance with current company policy.
3. INSURANCE. During your employment with the Company, the Company is obligated to secure accident and Major Medical Expense insurance, and also Life insurance, under the terms of current company policy for executives.
4. GENERAL CONDITIONS. You are expressly obligated to be subject to the general conditions of employment under which the Company operates, and also to the technical and administrative rules the Company has developed for the execution and coordination of tasks, and to all other internal policies, INCLUDING, OF COURSE, THOSE REFERRING TO BONUSES. Therefore you are obligated to observe, respect, and adhere to each and every one of the policies, guidelines, and provisions, which have been given to you, and so on signing hereunder you express your agreement to the terms of same.
Kansas City Southern de México, formerly TFM, S.A. de C.V.

illegible signature

By: Mr. Victor M. Huacuja Leyzaola
Position: Vice-President of Human Resources
Accepted and Agreed
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Mr. Manuel Virgilio Zulaica López